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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

                THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of February 12, 1998, is entered into by and between THE MANAGEMENT NETWORK GROUP, INC., a Kansas corporation (the "Company"), with offices at 11613 Tomahawk Creek Parkway, Suite D, Leawood, Kansas 66211, and MICKY K. WOO, an individual ("Employee"), residing at 38 Devonshire Drive, Oak Brook, Illinois 60523.

                                    RECITALS

                The Company wishes to obtain the services of Employee and Employee wishes to perform such services on the terms and conditions contained herein.

                Therefore, the parties hereby agree as follows:

                1. Employment. Subject to the terms and conditions of this Agreement, effective as of the date first written above (the "Effective Date"), the Company hereby employs Employee as an Officer of the Company to perform the duties described in Section 4 hereof.

                2. Term. The term of this Agreement shall begin on the Effective Date and will continue until February 11, 2003, unless extended on terms mutually agreed upon between Employee and the Company's Board of Directors or unless earlier terminated pursuant to the provisions of Sections 7 or 8 hereof. The period from the Effective Date until the date of termination of employment pursuant to this Agreement is herein referred to as the "Term".

                3.      Compensation.

                        3.1. Salary. Subject to the adjustment provisions herein, Employee shall be paid $9,615.39 in biweekly installments based upon an annual base salary of $250,000, pro rated to the number of months in 1998 that this Agreement is in effect. For each fiscal year of the Term commencing on or after January 1, 1999, Employee's annual base salary for such fiscal year may be increased or decreased by such amounts as proposed by the President and Chief Executive Officer of the Company and approved by the Board of Directors of the Company; provided, however, that in no event shall the Board of Directors decrease Employee's annual base salary below $250,000. Amounts paid pursuant to this Section 3 are hereinafter referred to as "Base Salary."

                        3.2. Bonus. In addition to Employee's Base Salary and subject to such deductions as are required by law, Employee shall be entitled to receive a bonus ("Bonus") to be paid as provided in this Section 3.2. With respect to each fiscal year commencing with the fiscal year ending December 31, 1998, the Board of Directors of the Company may in its discretion create a bonus pool (the "Bonus Pool"). The amount of funds remaining in such Bonus Pool, if any, and not otherwise allocated and distributed by the Board of Directors of the Company to the President and Chief Executive Officer of the Company may be allocated and distributed to Employee in such amounts, if any, as determined by the President and Chief Executive Officer of the Company, in his sole discretion.



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                4.      Duties. Employee shall, during the term hereof, be an
officer of the Company, and shall perform such duties as and have such authority as are customary and usual for such position and as may be directed by the President and Chief Executive Officer of the Company. Without limiting the generality of the foregoing:

                        4.1. Full Time. Employee shall devote Employee's full working time to the business of the Company and shall, in accordance with the highest professional standards, seek to maximize the financial success of the Company's business and to optimize the goodwill and reputation of the Company within its industry and with its customers. During the term of this Agreement, the Employee agrees that he will not become involved in the active ownership or management of any business enterprise that will interfere with the performance of his duties hereunder. Employee further warrants that he will not engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be in conflict with or that might place him in a conflicting position to that of the Company. So that the Company may be aware of the extent of any other demands upon Employee's time and attention, Employee shall disclose in confidence to the Company the nature and scope of any other business activity in which he is or becomes engaged during his employment with the Company. Employee also warrants that he is not a party to any valid or binding agreement or legal relationship whose performance or execution would interfere with the performance of his duties under this Agreement.

                        4.2. Reporting. Employee shall report to the President and Chief Executive Officer of the Company.

                5. Expenses. Employee will be authorized to incur reasonable and necessary expenses in connection with the discharge of Employee's duties and in promoting the business of the Company. The Company will reimburse Employee for all such reasonable and necessary expenses in accordance with its expense reimbursement policy and upon presentation of a properly itemized account of such expenditures, setting forth the business reasons for such expenditures.

                6. Other Benefits; Vacation. Except as otherwise set forth herein, Employee shall be entitled to paid vacation and the other fringe benefits as set forth below.

                        6.1. Annual Accrual of Vacation. Employee shall be entitled to four (4) weeks paid vacation for each year of service under this Agreement, during which time Employee's compensation shall be paid in full. On the first day of the term of this Agreement, and on each anniversary date during the term of this Agreement, Employee shall earn the four (4) weeks of paid vacation time. Employee may accumulate vacation time to a maximum of six (6) weeks and may carry such accumulated (earned and unused) vacation time from one year of service to another of service, subject to such maximum. At the end of each year of service during the term of this Agreement, Employee shall have the option to require the Company to pay to Employee an amount for any part or all of the Employee's earned and unused vacation time. Upon termination of employment, the Company shall purchase any earned and unused vacation time up to the maximum carry-over vacation time of six (6) weeks. The amount to be paid shall be determined as provided in the following paragraph.



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                                6.1.1.  Termination of Employment. Upon
termination of employment for any reason, the Company shall pay to Employee, as a part of the final compensation payment, an amount for the earned and unused vacation time.

                        6.2. Fringe Benefits. Employee shall be entitled to such pension, profit sharing and fringe benefits such as hospitalization, medical, life and other insurance benefits, vacation, sick pay and short-term disability as determined by the President and Chief Executive Officer of the Company and approved by the Board of Directors of the Company, which approval shall not be unreasonably withheld ("Fringe Benefits").

                7.      Termination By the Company Due To Death, Disability or
Cause.

                        7.1. Death, Disability. In the event of Employee's death during the Term, this Agreement and the employment of Employee hereunder shall terminate automatically as of the date of death, except that Sections 10, 11, 12, 13, 14 and 15 shall survive such termination. In the event of Employee's Disability (as hereinafter defined) for ninety (90) consecutive calendar days or one hundred and twenty (120) calendar days in the aggregate during any twelve
(12) months of the Term, the Company shall have the right, by written notice to Employee, to terminate this Agreement and the employment of Employee hereunder as of the date of such notice, except that Sections 10, 11, 12, 13, 14 and 15 shall survive such termination. "Disability" for the purposes of this Agreement shall mean Employee's physical or mental disability so as to render Employee substantially incapable of carrying out Employee's duties under this Agreement. In the event of termination pursuant to this Section 7.1, the Company shall not be under any further obligation to Employee hereunder except to (a) promptly pay Employee (i) salary and benefits (and Bonuses, if any) accrued and payable up to the date of termination and (ii) reimbursement for expenses accrued and payable under Section 5 hereof, and (b) continue Employee's Fringe Benefits for a period of six months from the date of termination.

                        7.2. Cause. The Company shall have the right to discharge Employee and terminate this Agreement for Cause (as hereinafter defined) during the Term by written notice to Employee and this Agreement shall be deemed terminated as of the date of such notice, except that Sections 10, 11, 12, 13, 14 and 15 shall survive such termination. For the purpose of this Agreement, "Cause" shall mean (a) conviction of, or a plea of nolo contendere to, a felony, (b) gross neglect, gross misconduct or gross failure in the carrying out of Employee's duties in accordance with Section 4 hereof, (c) the engaging by Employee in a material act or acts of dishonesty affecting the Company, any affiliate or any client of the Company, or (d) drunkenness or the illegal use of drugs by Employee materially interfering with performance of Employee's obligations under this Agreement. In the event of a termination pursuant to this Section 7.2, the Company shall not be under any further obligation to Employee hereunder, except to promptly pay Employee (a) salary and benefits (and Bonuses, if any) accrued and payable up to the date of termination and (b) reimbursement for expenses accrued and payable under Section 5 hereof.

                        7.3. Termination By the Company Other Than Due to Death, Disability or Cause. This Agreement and the employment of Employee hereunder may be terminated by the Company other than due to death, Disability or Cause by giving thirty (30) days' prior written notice to the Employee at any time, during the Term and such termination shall be effective as of



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the date of termination stated in such notice, except that Sections 10, 11, 12,
13, 14 and 15 shall survive such termination. In the event of a termination pursuant to this Section 7.3, the Company shall not be under any further obligation to Employee hereunder, except to (a) promptly pay Employee (i) salary and benefits (and Bonuses, if any) accrued and payable up to the date of termination, and (ii) reimbursement for expenses accrued and payable under
Section 5 hereof, and (b) pay Employee the Severance Benefits (as defined below) pursuant to Section 7.4.

                        7.4. Severance Benefits. "Severance Benefits" shall mean, for purposes of this Agreement, (a) one-half of Employee's Base Salary as of the date of termination (the "Severance Base Salary") for a period of six full calendar months from the date of termination and (b) continuation of all of Employee's Fringe Benefits for a period of twelve full calendar months from the date of termination. Any Severance Base Salary payable under this Agreement shall be paid to Employee in six equal installments on the last business day of each of the six calendar months following the date of termination of employment. To the extent any of the Fringe Benefits are not readily available to Employee following termination of employment, the monthly cost thereof shall be paid to Employee on the last business day of each of the twelve calendar months following the date of termination of employment.

                8. Termination by the Employee. The Employee shall have the right to terminate Employee's employment under this Agreement by giving thirty
(30) days prior written notice to the Company at any time, and such termination shall be effective as of the date of termination stated in such notice, except that Sections 10, 11, 12, 13, 14 and 15, shall survive such termination.

                        8.1. Termination Other Than for Constructive Termination. In the event Employee terminates employment under this Section 8, the Company shall not be under any further obligation to Employee hereunder, except to promptly pay Employee (a) salary and benefits (and Bonuses, if any) accrued and payable up to the date of termination, and (b) reimbursement for expenses accrued and payable under Section 5 hereof.

                        8.2. Constructive Termination. Notwithstanding anything in this Agreement to the contrary, a termination will be deemed to have occurred pursuant to this Section 8 if there should occur the following ("Constructive Termination"):

                                (a)     a material adverse change in Employee's
position causing it to be of materially less stature or responsibility without Employee's written consent, and such a materially adverse change shall in all events be deemed to occur if Employee no longer serves as an officer of the Company, unless Employee consents in writing to such change,

                                (b)     a reduction, without Employee's written
consent or except as expressly permitted by this Agreement, in Employee's Base Salary and Fringe Benefits by more than five percent (5%), or

                                (c)     a relocation of his principal place of
employment by more than 50 miles without Employee's consent.



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In the event Employee terminates his employment due to a Constructive
Termination, the Company shall not be under any further obligation to Employee hereunder, except to pay Employee (a) within thirty (30) days of such termination (i) salary and benefits (and Bonuses, if any) accrued and payable up to the date of termination, and (ii) reimbursement for expenses accrued and payable under Section 5 hereof, and (b) Severance Benefits pursuant to Section 7.4.

                9. Change In Control Benefits. Should there occur a Change in Control (as defined below), then the following provisions shall become applicable:

                        9.1. During the period (if any) following a Change in Control that Employee shall continue to provide services under this Agreement, then the terms and provisions of this Agreement shall continue in full force and effect.

                        9.2. Notwithstanding any other provision of Sections 7 or 8, in the event of (x) a termination by the Company pursuant to Section 7.3 at any time within twelve (12) months after a Change in Control or (y) a Constructive Termination by the Company pursuant to Section 8 at any time within twelve (12) months after a Change in Control, the Company shall pay Employee (a) within thirty (30) days of such termination (i) salary and benefits (and Bonuses, if any) accrued and payable up to the date of such termination, and
(ii) reimbursement for expenses accrued and payable under Section 5 hereof, and
(b) Severance Benefits pursuant to Section 7.4.

                        For purposes of this Section 9, a Change of Control shall be deemed to occur upon:

                        (I) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert other than in the ordinary course of business;

                        (II)    any transaction or series of related
transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any Person (as defined in Section 13(h)(8)(E) under the Securities Exchange Act of 1934) becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the aggregate voting power of all classes of common equity of the Company, except if such Person is (A) a subsidiary of the Company, (B) an employee stock ownership plan for employees of the Company or (C) a company formed to hold the Company's common equity securities and whose stockholders constituted at the time such company became such holding company, substantially all the stockholders of the Company; or

                        (III) the liquidation or winding up of the business of the Company.

                10. Confidentiality. Employee agrees that during and after the Term any confidential information concerning the Company or its business or any Affiliates of the Company (including, without limitation, trade secrets, plans, processes, customer lists, contracts and compilations of information, records and specifications) which comes to Employee in the course of Employee's employment and which is not (independent of disclosure by Employee) public knowledge or general knowledge in the trade, shall remain confidential and, except as required by



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legal process, may not be used or made available for any purpose except as necessary in the performance of Employees duties hereunder. Employee agrees that, upon termination of Employee's employment hereunder, Employee will promptly deliver to the Company all materials constituting confidential information (including all copies thereof) that are in the possession of, or under the control of, the Employee, and Employee will not make or retain any copies or extracts of such materials.

                11.     Remedies.

                        11.1. Nothing herein contained is intended to waive or diminish any rights the Company or Employee may have at law or in equity at any time to protect and defend its legitimate property interests including its business relationship with third parties, the foregoing provisions being intended to be in addition to and not in derogation or limitation of any other rights the Company or Employee may have at law or in equity.

                        11.2.   A breach by Employee of the provisions of
Section 10 of this Agreement may cause the Company irreparable injury and damage. Employee therefore agrees that damages may be an inadequate remedy and the Company shall be entitled to seek injunctive and/or other equitable relief to prevent any breach of Section 10 of this Agreement and to secure its enforcement.

                12. Employee for Hire. In addition to Employee's services, the Company shall own forever and throughout the world (exclusively during the current and renewed or extended term of copyright anywhere in the world and thereafter, non-exclusively) all rights of any kind or nature now or hereafter known in and to all of the products of Employee's services performed under this Agreement in any capacity and any and all parts thereof, including, without limitation, copyright, patent and all other property or proprietary rights in or to any ideas, concepts, designs, drawings, plans, prototypes or any other similar creative works and to the product of any or all of such services under this Agreement ("Inventions"), Employee acknowledging and agreeing that for copyright purposes, Employee is performing services as the Company's employee-for-hire; provided, however, that such term shall not include Inventions that do not relate to the Company's current business or research and development and were developed without use of any Company trade secret information or Company facilities or equipment. Without limiting the generality of the previous sentence, Employee acknowledges and agrees that all memoranda, notes, records and other documents made or compiled by Employee or made available to Employee during the Term of this Agreement concerning the Company business shall be the Company's property and shall be delivered by Employee to the Company upon termination of this Agreement or at any other time at the Company's request. In addition, the Employee hereby agrees to assign to Company in writing (and take any and all other actions as shall be reasonably requested by Company in order to carry out the intent of this Section) any and all rights, title or interest of Employee in any such copyrights, patents, property or proprietary rights relating to such Inventions.

                13. Notices. Any notices pertaining to this Agreement shall be addressed to the parties at their addresses stated on the first page hereof. All notices shall be in writing and shall be deemed duly given if personally delivered or sent by registered or certified mail, overnight



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or express mail. If sent by registered or certified mail, notice shall be deemed to have been received and effective five days after mailing; if by overnight or express mail, notice shall be deemed received the next business day after being sent. Any party may change its address for notice hereunder by giving notice of such change in the manner provided herein.

                14. Entire Agreement. This Agreement contains the entire agreement of the parties respecting the subject matter contained herein. No modification of any provision hereof shall be effective except by a written agreement signed by all of the parties hereto.

                15. Arbitration (a) It is understood and agreed between the parties hereto that, except with respect to claims for workers' compensation or unemployment compensation benefits, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including but not limited to tort and contract claims, and claims upon any law, statute, order, or regulation) (hereinafter "Claims"), arising out, in connection with, or in relation to (i) this Agreement, (ii) questions of arbitrability under this Agreement, or (iii) any relationship between Employee and the Company before, at the time of entering, during the term of, upon or after expiration or termination of this Agreement, shall be resolved by final, binding, non-judicial arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), which rules are incorporated herein by reference. Such dispute resolution process shall be confidential and shall be conducted in accordance with the Kansas Rules of Evidence.

                        (b) Notwithstanding any contrary provision that may be contained in the applicable AAA rules, the parties hereby agree that discovery shall be permitted in connection with any arbitration pursuant to this Agreement, in accordance with the provisions of the Kansas Code of Civil Procedure. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Section 15(b). The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Kansas, or federal law, or both, as applicable. The arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under Kansas law. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award may include attorneys' fees and costs to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.

                        (c) Adherence to this dispute resolution process shall not limit the Company's right to obtain any provisional remedy, including but without limitation, injunctive or similar relief, from any court of competent jurisdiction in the event of a breach of Section 10 of this Agreement. This dispute resolution process shall survive the termination of Employee's employment.

                        (d) In the event that any party shall bring an action in connection with the performance, breach or interpretation hereof, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the



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losing party in such action as determined by the court or either body having jurisdiction, all reasonable costs and expense of litigation or arbitration, including reasonable attorney's fees, court costs, costs of investigation and other costs reasonably related to such proceeding.

                        (E) BY SIGNING THIS AGREEMENT, BOTH EMPLOYEE AND THE COMPANY ARE GIVING UP THEIR RESPECTIVE RIGHT TO A JURY TRIAL.


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                IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

                                        THE COMPANY:

                                        THE MANAGEMENT NETWORK GROUP, INC.,
                                        a Kansas corporation

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        EMPLOYEE:


                                        ----------------------------------------
                                        Micky K. Woo



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